                                                                    Exhibit 12.2


                               Dean Foods Company
 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                                  (In Millions)



                                                    13 Weeks Ended
                                                   August 27, 2000
                                                   ---------------
Income before taxes                                     $42.7
                                                        -----

Fixed charges:
  Interest expense                                       17.5
  Portion of rentals (33%)                                4.2
                                                        -----

  Total fixed charges                                    21.7
                                                        -----

Earnings before taxes and  fixed charges                $64.4
                                                        =====

Ratio of earnings to fixed charges and preferred
stock dividends                                           3.0
                                                        =====